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                                CONTRACT SCHEDULE

                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

EFFECTIVE DATE:                          [July 15, 2010]

GMIB PAYMENT ADJUSTMENT FACTOR:          [100%]

LAST HIGHEST ANNIVERSARY DATE:           [Owner's (or oldest Joint Owner's or
                                         Annuitant's if owner is a non-natural
                                         person) [81st]birthday]

ANNUAL INCREASE

ACCUMULATION RATE:                       [5.00%]

ANNUAL INCREASE AMOUNT CAP PERCENTAGE:   [240%]
GMIB RIDER CHARGE:                       [0.75%]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                   [5.00%]

BASIS OF GMIB ANNUITY TABLE:             The GMIB Annuity Tables are based on
                                         the Annuity 2000 Mortality Table with
                                         10 years of mortality improvement based
                                         upon projection Scale AA, a 10-year age
                                         setback and interest at 1.00%.
                                         (Company-adjusted to reflect amounts of
                                         monthly income payments shown in the
                                         GMIB annuity tables.)

ANNUITY OPTIONS:                         (a) Life Annuity with 5 Years of
                                         Annuity Payments Guaranteed.

                                         (b) Joint and Last Survivor Annuity
                                         with 5 Years of Annuity Payments
                                         Guaranteed (Available if the youngest
                                         Annuitant's attained age is equal to or
                                         greater than age 35 on the Annuity
                                         Date).

GMIB INCOME DATE:                        [July 15, 2020]

GMIB RIDER
TERMINATION DATE:                        Contract Anniversary prior to the
                                         Owner's (or oldest Joint Owner's or
                                         Annuitant's if owner is a non-natural
                                         person) [91st] birthday

GUARANTEED PRINCIPAL OPTION FIRST
EXERCISE DATE:                           [July 15, 2020]

GMIB FIRST OPTIONAL STEP-UP DATE:        [July 15, 2011 ]

GMIB OPTIONAL STEP-UP WAITING PERIOD:    [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:            [80]

OPTIONAL STEP-UP GMIB INCOME DATE:       [10th] Contract Anniversary following
                                         the date the most recent GMIB Optional
                                         Step-Up took effect

MAXIMUM OPTIONAL STEP-UP CHARGE:         [1.50%]

ALLOCATION, TRANSFER, AND REBALANCING
-------------------------------------
LIMITS:
------

   GMIB SUBACCOUNTS:

                                         [EDCA
                                         BlackRock Money Market Portfolio
                                         American Funds Balanced Allocation
                                         Portfolio
                                         American Funds Moderate Allocation
                                         Portfolio
                                         MetLife Balanced Strategy Portfolio

FMLI-EGMIB (9/10)

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                                         MetLife Defensive Strategy Portfolio
                                         MetLife Moderate Strategy Portfolio
                                         SSgA Growth and Income ETF Portfolio]

   PLATFORM 1 MINIMUM PERCENTAGE:        [30%]

   PLATFORM 1 SUBACCOUNTS:               [American Funds Bond Portfolio
                                         Barclays Capital Aggregate Bond Index
                                         Portfolio
                                         BlackRock Money Market Portfolio
                                         PIMCO Inflation Protected Bond
                                         Portfolio
                                         PIMCO Total Return Portfolio
                                         Western Asset Management U.S.
                                         Government Portfolio]

   PLATFORM 2 MAXIMUM PERCENTAGE:        [70%]

   PLATFORM 2 SUBACCOUNTS:               [American Funds Balanced Allocation
                                         Portfolio
                                         American Funds Growth Allocation
                                         Portfolio
                                         American Funds Growth Portfolio
                                         American Funds International Portfolio
                                         American Funds Moderate Allocation
                                         Portfolio
                                         BlackRock High Yield Portfolio
                                         Davis Venture Value Portfolio
                                         Harris Oakmark International Portfolio
                                         Janus Forty Portfolio
                                         Jennison Growth Portfolio
                                         Legg Mason ClearBridge Aggressive
                                         Growth Portfolio
                                         Legg Mason Value Equity Portfolio
                                         Loomis Sayles Global Markets Portfolio
                                         Lord Abbett Bond Debenture Portfolio
                                         Lord Abbett Growth and Income Portfolio
                                         Met/Franklin Mutual Shares Portfolio
                                         Met/Franklin Templeton Founding
                                         Strategy Portfolio
                                         MetLife Aggressive Strategy Portfolio
                                         MetLife Balanced Strategy Portfolio
                                         MetLife Defensive Strategy Portfolio
                                         MetLife Growth Strategy Portfolio
                                         MetLife Moderate Strategy Portfolio
                                         Metlife Stock Index Portfolio
                                         MFS(R) Research International Portfolio
                                         Morgan Stanley EAFE(R) Index Portfolio
                                         Pioneer Fund Portfolio
                                         Pioneer Strategic Income Portfolio
                                         Rainier Large Cap Equity Portfolio
                                         SSgA Growth and Income ETF Portfolio
                                         SSgA Growth ETF Portfolio
                                         Van Kampen Comstock Portfolio]

   PLATFORM 3 MAXIMUM PERCENTAGE:        [15%]

   PLATFORM 3 SUBACCOUNTS:               [Goldman Sachs Mid Cap Value Portfolio
                                         Lazard Mid Cap Portfolio
                                         Lord Abbett Mid Cap Value Portfolio
                                         Met/Artisan Mid Cap Value Portfolio
                                         Metlife Mid Cap Stock Index Portfolio
                                         T. Rowe Price Mid Cap Growth Portfolio

FMLI-EGMIB (9/10)

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                                         Turner Mid Cap Growth Portfolio]

   PLATFORM 4 MAXIMUM PERCENTAGE:        [15%]

   PLATFORM 4 SUBACCOUNTS:               [Clarion Global Real Estate Portfolio
                                         Invesco Small Cap Growth Portfolio
                                         Met/Dimensional International Small
                                         Company Portfolio
                                         Met/Eaton Vance Floating Rate Portfolio
                                         Met/Templeton International Bond
                                         Portfolio
                                         MFS(R) Emerging Markets Equity
                                         Portfolio
                                         RCM Technology Portfolio
                                         Russell 2000(R) Index Portfolio
                                         Third Avenue Small Cap Value Portfolio
                                         Van Eck Natural Resources Portfolio]

The GMIB Rider may have limited usefulness in connection with a Qualified Contract, such as an IRA, in circumstances where, due to the 10-year waiting period after purchase and after an Optional Reset, the Owner is unable to exercise the Rider until after the required beginning date of the required minimum distributions under the Contract. In such event, required minimum distributions received from the contract will have the effect of reducing the Income Base either on a proportionate or dollar for dollar basis. Like any withdrawal, this may have the effect of reducing or eliminating the value of annuity payments under the GMIB Rider. However, this annuity does contain a feature that increases amounts that may be withdrawn to meet required minimum distributions determined for this annuity only without reducing the income base on a proportional basis. If you plan on taking amounts from this annuity to satisfy required minimum distributions for other qualified contracts or IRAs there may be a reduction or elimination of the value of annuity payments under this Rider. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

FMLI-EGMIB (9/10)